Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-251882 and 333-271804), the Post-Effective Amendment No.3 on Form S-3 to Form S-1 (No. 333-250201), and the Post-Effective Amendment No.2 on Form S-3 to Form S-1 (No. 333-254716) of Advantage Solutions Inc. of our report dated March 3, 2026 relating to the financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Irvine, California
March 3, 2026